EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A common stock, par value $0.0001 per share, of American Oncology Network, Inc., a Delaware corporation, is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

In evidence whereof, the undersigned have caused this Joint Filing Agreement to be executed on their behalf on October 2, 2023.

AEA Growth Equity Fund LP		AEA Growth Equity Fund (Parallel) LP

By:	AEA Growth Equity Partners LP, its general partner	By:	AEA Growth Equity Partners LP, its general partner
By:	AEA Growth Equity GP LLC, its general partner	By:	AEA Growth Equity GP LLC, its general partner

By:	/s/ Michelle Marcellus	By:	/s/ Michelle Marcellus
	Name: Michelle Marcellus		Name: Michelle Marcellus
	Its: Vice President		Its: Vice President

AEA Growth Equity Partners LP		AEA Growth Equity GP LLC

By:	AEA Growth Equity GP LLC, its general partner	By:	/s/ Michelle Marcellus
Name: Michelle Marcellus
Its: Vice President

By:	/s/ Michelle Marcellus
Name: Michelle Marcellus
Its: Vice President

AEA Management UGP LLC		Brian R. Hoesterey

By:	/s/ Barbara L. Burns	By:	/s/ Barbara L. Burns
	Name: Barbara L. Burns	Barbara L. Burns, Attorney-in-fact
Its: Vice President